UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 30, 2017

FORESIGHT ENERGY LP

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36503	80-0778894
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
211 North Broadway, Suite 2600 Saint Louis, MO		63102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (314) 932-6160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ((§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mr. Jeremy J. Harrison as Principal Financial Officer

On September 30, 2017, Mr. Jeremy J. Harrison was appointed Chief Accounting Officer of Foresight Energy GP LLC (the “General Partner”) the general partner of Foresight Energy LP (the “Partnership”), effective September 30, 2017. Additionally, the board of directors of the General Partner has appointed Mr. Harrison as the principal financial officer of the General Partner, also effective September 30, 2017. Concurrently with Mr. Harrison’s appointment to these positions, and as previously announced, Mr. James T. Murphy will cease serving as the Chief Accounting Officer and the principal financial officer of the General Partner.

Mr. Harrison, age 36, has served as the Chief Accounting Officer of Murray Energy Corporation (“Murray”) since August 2017.   Mr. Harrison previously served as Corporate Controller of Murray from 2015 to 2017. Prior to his position at Murray, Mr. Harrison was employed as a senior manager at a regional public accounting firm. Mr. Harrison is a certified public accountant and holds a Bachelor of Science in Business Administration and Masters of Business Administration from John Carroll University.

There are no understandings or arrangements between Mr. Harrison and any other person pursuant to which Mr. Harrison was appointed principal financial officer.

There are no family or other relationships between Mr. Harrison and the Partnership or its subsidiaries that would require disclosure under Item 401(d) of Regulation S-K or any transactions that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2017

FORESIGHT ENERGY LP

By: Foresight Energy GP LLC, its general partner

By: /s/ Robert D. Moore

Robert D. Moore

President and Chief Executive Officer